UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2014

FRANKLIN FINANCIAL NETWORK, INC.
 (Exact name of registrant as specified in charter)

Tennessee	333-193951	20-8839445
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

722 Columbia Avenue, Franklin, Tennessee 37064
(Address of Principal Executive Offices)

615-236-2265
(Registrant’s Telephone Number, Including Area Code) (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                      Completion of Acquisition or Disposition of Assets.

On July 1, 2014, Franklin Financial Network, Inc.'s (the "Company") previously announced acquisition of MidSouth Bank ("MidSouth") became effective.  Pursuant to the terms of the Agreement and Plan of Reorganization and Bank Merger dated as of November 21, 2013 (the "Merger Agreement"), MidSouth merged with and into the Company's wholly owned subsidiary, Franklin Synergy Bank (the “Bank”), with the Bank continuing as the surviving corporation.

MidSouth is a community-oriented financial institution whose primary business is attracting deposits from the general public and using those funds to originate a variety of loans to individuals residing within its primary market area, and to businesses owned and operated by such individuals.

Following the closing of the transaction, the Company began the exchange of 0.425926 shares of the Company’s common stock for each share of MidSouth common stock and 0.851852 shares of the Company preferred stock for each share of MidSouth preferred stock.  Each warrant to purchase shares of MidSouth common stock will be converted into that number of shares of the Company’s common stock equal to (i) $5.75 less the strike price of the warrant at the effective date of the merger (ii) divided by $13.50.  The total consideration will be approximately $37.5 million, determined using the Company’s estimated valuation of $13.50 per share on June 30, 2014.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2014, the Company issued a press release, which is attached hereto as Exhibit 99.1 and incorporated by reference as if fully set forth herein, announcing that as a result of the terms of the Merger Agreement, effective at 12:01 a.m. on July 1, 2014, Lee M. Moss is President of the Bank and Kevin D. Busbey is the Executive Vice President, Chief Financial Officer of the Bank.  In addition, as a result of the terms of the Merger Agreement, Jimmy E. Allen, Lee M. Moss, and Matthias B. Murfree, III, have been elected to the Company’s Board of Directors. Mssrs. Allen, Moss, and Murfree have not yet been appointed to any committees of the Board.

Item 7.01.                      Regulation FD Disclosure.

On July 1, 2014, the Company issued a press release regarding the acquisition of MidSouth.  The press release is furnished hereto as Exhibit 99.1 and incorporated by reference as if fully set forth herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number                          Description

99.1                                 Press release dated July 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 1, 2014

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Sally P. Kimble
Sally P. Kimble
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated July 1, 2014